EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
American Technologies Group


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-37016, 333-49605, 333-31157 and 333-92121) of our report dated October 25, 2000, appearing in Amendment No. 1 to the Annual Report on Form 10-KSB/A of American Technologies Group, Inc. and subsidiaries for the year ended July 31, 2000.


                                        CORBIN & WERTZ

Irvine, California
February 2, 2001